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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                            GEOASIA ENTERPRISES, LTD.


1.       Offices.

         The corporation may have such offices and places of business, either within or outside Nevada, as the board of directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation required by Nevada law to be maintained in Nevada may be, but need not be, identical with the principal office if in Nevada, and the address of the registered office may be changed from time to time by the board of directors.

2.       Meetings; Voting.

         Section 2.1 Annual Meeting. Unless otherwise designated by the board of directors, the annual meeting of the shareholders will be held at such time as may be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not at the annual meeting of the shareholders, or at any adjournment thereof, the board of directors will cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

         Section 2.2 Special Meetings. Special meetings of the shareholders for any purpose, unless otherwise prescribed by statute, may be called by the president, the board of directors or the holders of not less than 25% of all of the outstanding shares of the corporation entitled to vote at the meeting. Any holder or holders of at least 25% of all of the outstanding shares of the corporation who desire to call a special meeting pursuant to this Section 2.2 must notify the president that a special meeting of the shareholders will be called. Within thirty (30) days after notice to the president, the president will set the date, time and location of a shareholders' meeting. The date set by the president will be not less than thirty (30) nor more than one-hundred twenty
(120) days after the date of notice to the president. If the president fails to set the date, time and location of the special meeting within the thirty (30) day time period described above, the shareholder or shareholders calling the meeting may set the date, time and location of the special meeting.

         Section 2.3 Place of Meeting. The board of directors may designate any place, either within or outside Nevada, as the place for any annual meeting or special meeting called by the board of directors. If no designation is made, or if a special meeting is called otherwise than by the board, the place of meeting will be the registered office of the corporation in Nevada.

         Section 2.4 Notice of Meeting. Written notice stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, must be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such

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notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her or its address as it appears on the stock transfer books of the corporation, with postage prepaid.

         Section 2.5 Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.

         Section 2.6 Organization. The president or any vice president will call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote at that meeting, or any proxy of any such shareholder, may call the meeting to order and a chairman will be elected by a majority of the shareholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the corporation, any person appointed by the chairman will act as secretary of such meeting.

         Section 2.7 Agenda and Procedure. The board of directors has the responsibility for establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman is charged with the orderly conduct of all meetings of shareholders. In the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, or to the articles of incorporation, or these bylaws, Robert's Rules of Order (as last revised) will govern the disposition of the matter.

         Section 2.8 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books be closed for any stated period not exceeding sixty (60) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books will be closed for at least ten (10) days immediately before such meeting. In lieu of closing the stock transfer books the board of directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than sixty (60) days before the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or delivered or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, will be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.8, such determination will


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apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

         Section 2.9 Voting Records. The officer or agent having charge of the stock transfer books for shares of the corporation will make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten (10) days before such meeting, this record will be kept on file at the principal office of the corporation, whether within or outside Nevada, and will be subject to inspection by any shareholder for any purpose relevant to the meeting at any time during usual business hours. Such record will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any shareholder for any purpose relevant to the meeting during the whole time of the meeting. The original stock transfer books will be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         Section 2.10 Quorum. Unless otherwise provided by the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, constitute a quorum at a meeting of shareholders. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed sixty (60) days at any one adjournment. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains.

                  If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

         Section 2.11 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy will be filed with the secretary of the corporation before or at the time of the meeting. No proxy is valid after six (6) months from the date of its execution unless otherwise provided in the proxy.

         Section 2.12 Voting of Shares. Each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the articles of incorporation. If the articles of incorporation provide for more or less than one vote for any share on any matter, every reference in the Nevada statutes to a majority or other proportion or number of shares will refer to such a majority or other proportion or number of votes entitled to be cast with respect to such matter. In the election of directors, each record holder of stock entitled to vote at such election will have the right to vote in person or by proxy the number of shares owned by him, for as many persons as there are directors to be elected, and for whose election he has the right to vote unless the articles of incorporation otherwise provide. Cumulative voting will not be allowed.



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         Section 2.13 Voting of Shares by Certain Holders.

                  A. No treasury shares may be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                  B. Redeemable shares which have been called for redemption will not be entitled to vote on any matter and will not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

                  C. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, those persons' acts with respect to voting will have the following effect:

                  (i) If only one person votes, his or her act binds all;

                  (ii) If more than one person votes, the act of the majority so voting binds all;

                  (iii) If more than one person votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Nevada to appoint an additional person to act with the persons so voting the shares. The shares will then be voted as determined by a majority of such persons and the person appointed by the court.

                  If an instrument filed with the secretary of the Corporation pursuant to this Section 2.13C shows that a tenant is held in unequal interests, a majority or even split for the purposes of this Section 2.13C will be a majority or even split in interest.

                  The provisions of this Section 2.13C do not apply if the secretary of the corporation is given written notice of alternate voting provisions and is furnished with a copy of the instrument or order appointing those persons or creating the relationship wherein alternate voting provisions are established.

         Section 2.14 Informal Action by Shareholders. Any action required or allowed to be taken at a meeting of the shareholders may be taken without a meeting provided that a consent in writing that describes the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter of the consent.

3.       Board of Directors.



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         Section 3.1 General Powers. The business and affairs of the corporation will be managed by its board of directors, except as otherwise provided in the Nevada statutes or in the articles of incorporation.

         Section 3.2 Performance of Duties. A director of the corporation will perform his duties as a director, including his duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director will be entitled to rely on information, opinions, reports, or statements, including financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but he or she will not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties will not have any liability by reason of being or having been a director of the corporation. Those persons and groups upon whose information, opinions, reports, and statements a director is entitled to rely are:

                  a. One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                  b. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

                  c. A committee of the board upon which he or she does not serve, duly designated in accordance with the provisions of the articles of incorporation or the bylaws, as to matters within his or her designated authority, which committee the director reasonably believes to merit confidence.

         Section 3.3 Number, Tenure and Qualifications. The number of directors of the corporation will be determined from time to time by the board of directors but shall not be less than one. The directors will be elected at each annual meeting of shareholders or at a special meeting of the shareholders. Except as otherwise provided herein, each director will hold office until the next annual meeting of shareholders and thereafter until his successor is elected and qualified. Directors must be eighteen (18) years of age or older, but need not be residents of Nevada or shareholders of the corporation. If there is only one nominee for any directorship, it will be in order to move that the secretary cast the elective ballot to elect the nominee. Directors are elected by plurality vote of the shareholders.

         Section 3.4 Classified Board. At any meeting of shareholders, the shareholders may elect directors to serve in a classified board consisting of at least two classes, with each class as nearly equal numbers as the then total number of directors constituting the entire board of directors permits and with the term of office of one class expiring each year for the next number of successive years equal to the number of classes, so long as at least one-fourth of the total number of directors is elected annually. Thereafter, one class of directors will be elected each year at either an


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annual or special meeting of the shareholders to hold office for the period of time designated for that class.

         Section 3.5 Resignation. Any director of the corporation may resign at any time by giving written notice of his resignation to the board of directors, the president, any vice president or the secretary of the corporation. Such resignation takes effect at the date of receipt of such notice or at any later time specified therein and the acceptance of such resignation is not necessary to make it effective. When one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, have power to fill such vacancy or vacancies, to take effect when such resignation or resignations will become effective.

         Section 3.6 Removal. Except as otherwise provided in the articles of incorporation or in these bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of stock entitled to vote for the election of directors of the corporation given at a special meeting of the shareholders called and held for such purpose. The vacancy in the board of directors caused by any such removal may be filled by the shareholders entitled to vote thereon at such meeting. If the shareholders at such meeting fail to fill the vacancy, the board of directors may do so as provided in Section 3.7.

         Section 3.7 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum except as otherwise provided herein. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors will be filled by the affirmative vote of a majority of the directors then in office or by an election at any annual or special meeting of shareholders called for that purpose, and a director so chosen will hold office until the next annual meeting of shareholders and until his successor has been elected and has qualified.

         Section 3.8 Regular or Annual Meetings. A regular or annual meeting of the board of directors will be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.9 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or the director if the corporation has one director or any two directors if the corporation has two or more directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the board of directors called by them.

         Section 3.10 Notice. Notice of any special meeting must be given at least seven (7) days in advance of the meeting by written notice delivered personally or mailed to each director at his business address, or by notice given at least two (2) days previously by telegraph, telex, electronic facsimile, electronic mail or other means of electronic data transmission. Mailed notice will be deemed to be delivered when deposited in the United States mail so addressed, with postage


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prepaid. If notice is given by any means of electronic data transmission, the notice will be deemed to be delivered when the notice is received by the addressee. Any director may waive notice of any meeting. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.11 Quorum. A majority of the number of directors elected and qualified at the time of the meeting constitute a quorum for the transaction of business at any such meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 3.12 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter will be the act of the board, unless the vote of a greater number is required by law or the articles of incorporation.

         Section 3.13 Compensation. By resolution of the board of directors, any director may be compensated for service on the board of directors. A director may also be paid his or her expenses, if any, of attendance at each meeting of the board of directors. No such payment will preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.14 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by certified or registered mail to the secretary of the corporation within one
(1) day after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

         Section 3.15 Executive Committee. The board of directors may designate two or more directors to constitute an executive committee, which committee will have and may exercise all of the authority of the board of directors or such lesser authority as may be authorized by the board of directors. No such delegation of authority will operate to relieve the board of directors or any member of the board from any responsibility imposed by law. The board of directors may appoint non-directors to serve on any such executive committee on an ex officio basis.

         Section 3.16 Other Committees. The board of directors may designate one or more committees, each to consist of two or more directors, which committees will have and may exercise all of the authority of the board of directors or such lesser authority as may be authorized by the board of directors. No such delegation of authority will operate to relieve the board of directors or any member of the board from any responsibility imposed by law. The board of directors may appoint non-directors to serve on any such committee on an ex officio basis.



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         Section 3.17 Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors, executive committee or other committee of the directors may be taken without a meeting if a consent in writing that describes the action to be taken is signed by all of the directors entitled to vote with respect to the subject matter of the consent.

         Section 3.18 Meetings by Telephone. One or more members of the board of directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participating constitutes presence at the meeting.

4.       Officers and Agents.

         Section 4.1 General. The officers of the corporation will be a president, a secretary and a treasurer, each of whom will be elected by the board of directors. The board of directors may appoint one or more vice presidents and such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who will be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation may be fixed by the board of directors. One person may hold two or more offices. The officers of the corporation must be eighteen (18) years of age or older. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee will follow the orders and instructions of the president.

         Section 4.2 Election and Term of Office. The officers of the corporation will be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election will be held as soon thereafter as may be convenient. Each officer will hold office until his or her successor is duly elected and has qualified or until his or her death, resignation or removal.

         Section 4.3 Removal. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interests of the corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent does not of itself create contact rights.

         Section 4.4 Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

         Section 4.5 President. The president will, subject to the direction and supervision of the board of directors, be the chief executive officer of the corporation and will have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise ordered by the board of directors, the president presides at all meetings of the board of directors and the stockholders. The president signs and countersigns all certificates, contracts and other instruments of the corporation as authorized by the board of directors and


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performs such other duties incident to the office of required by the board of directors. A chief executive officer or other officer designated by the board of directors may execute the duties of the president, for legal purposes, in the event of any vacancy in the office of the president.

         Section 4.6 Vice Presidents. The vice presidents, if any, will assist the president and perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president designated by the board of directors or (if there be no such designation) the vice president designated in writing by the president will have the powers and perform the duties of the president. If no such designation will be made all vice presidents may exercise such powers and perform such duties.

         Section 4.7 Secretary. The secretary issues all required notices for meetings of the board of directors and of the shareholders, keeps a record of the minutes of the proceedings of the meetings of the board of directors and of the shareholders, has charge of the corporate seal and the corporate books, and makes such reports and performs such other duties as are incident to the office or required by the board of directors. Assistant secretaries, if any, will have the same duties and powers, subject to supervision by the secretary.

         Section 4.8 Treasurer. The treasurer will be the principal financial officer of the corporation and has custody of all monies and securities of the corporation, keeps regular books of account, disburses the funds of the corporation, renders account to the board of directors of all transactions made on behalf of the corporation and of the financial condition of the corporation from time to time as the board requires, and performs all duties incident to the office or properly required by the board of directors. The assistant treasurers, if any, will have the same powers and duties, subject to the supervision of the treasurer.

                  The treasurer will also be the principal accounting officer of the corporation. He or she will prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prepare and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.

         Section 4.9 Salaries. Officers of the corporation are entitled to such salaries, compensation or reimbursement as are fixed or allowed from time to time by the board of directors.

         Section 4.10 Bonds. If the board of directors by resolution so requires, any officer or agent of the corporation will give bond to the corporation in such amount and with such surety as the board of directors may deem sufficient, conditioned upon the faithful performance of that officer's or agent's duties and offices.

5.       Stock.

         Section 5.1 Certificates. The shares of stock will be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and


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by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, and may be sealed with the seal of the corporation, or with a facsimile thereof. The signatures of the corporation's officers on such certificate may also be facsimiles if the certificate is either countersigned by a transfer agent other than the corporation itself or an employee of the corporation or registered by a registrar other than the corporation itself or an employee of the corporation. Except that if the corporation is governed by the rules of the New York Stock Exchange or by comparable rules of other regulated securities exchanges and it acts as its own transfer agent and/or registrar it will be allowed to countersign its own certificates. In case any officer who has signed or whose facsimile signature has been placed upon such certificate will have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Every certificate representing shares issued by a corporation which is authorized to issue shares of more than one class or more than one series of any class will describe on the face or back of the certificate or will state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

                  Each certificate representing shares will state the following upon its face: the name of the state of the corporation's organization; the name of the state of the corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value. Certificates of stock will be in such form consistent with law as will be prescribed by the board of directors. No certificate may be issued until the shares represented thereby are fully paid.

         Section 5.2 Record. A record will be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, its date of issuance and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation will be deemed the owner, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

         Section 5.3 Consideration for Shares. Shares will be issued for such consideration, expressed in dollars (but not less than the par value thereof) as may be fixed from time to time by the board of directors. That part of the surplus of a corporation which is transferred to stated capital upon the issuance of shares as a share dividend will be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services may constitute payment or part payment for shares unless approved by the board of directors.

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         Section 5.4 Cancellation of Certificates. All certificates surrendered to the corporation for transfer will be cancelled and no new certificates will be issued in lieu thereof until the former certificate for a like number of shares have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

         Section 5.5 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms, conditions and indemnity consistent with applicable law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

         Section 5.6 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it will be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock will be entered on the stock book of the corporation which will be kept at its principal office or by its registrar duly appointed.

                  The corporation is entitled to treat the holder of record of any share of stockholder as the holder in fact, and accordingly will not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it will have express or other notice thereof, except as may be required by the laws of Nevada.

         Section 5.7 Transfer Agents, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They will have such rights and duties and be entitled to such compensation as may be agreed.

6.       Indemnification of Officers and Directors.

         Section 6.1 Indemnification of Directors. The corporation will indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director of this corporation or served any other enterprise as a director or officer at the request of this corporation; such right of indemnification will also be applicable to the executors, administrators and other similar legal representative of any such director. The provisions of this Section will be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this Section is in effect, and any repeal or modification of this Section will not affect any rights or obligations then existing with respect to any state of facts then existing or any action, suit or proceeding brought based in whole or in part upon any such state of facts.


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

         Section 6.2 Indemnification of Officers and Others. The board of directors may, on behalf of the corporation, indemnify any officer, employee, agent or other individual to such extent and in such manner as the board of directors determines in accordance with Nevada law.

         Section 6.3 Notice of Claim. Each person indemnified by the corporation must promptly after receipt of written notice of any demand or claim or the commencement of any action, suit or proceeding within the corporation's indemnification obligation immediately notify the corporation in writing.

         Section 6.4 Defense of Claim. The corporation will have the right, by notifying the party who asserts a claim for indemnification within thirty (30) days after the corporation's receipt of the notice of the claim or demand, to assume the entire control of the defense, compromise, or settlement of the action, suit or proceeding, including employment of counsel of the corporation's choice. The party who asserts the right to indemnification under this Section will have the right to participate, at such party's expense and with counsel of such party's choice, in the defense, compromise, or settlement of the matter, and will cooperate with the corporation in all respects.

         Section 6.5 Inurement; Binding. The corporation's indemnification obligations will be binding on the corporation and its successors and assigns and will inure to the benefit of and, where applicable, will be binding on each party entitled to indemnification and his or her successors, assigns and personal representatives. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 6 and will continue as to any party entitled to indemnification who has ceased to hold the position by virtue of which he or she was entitled to indemnification. The corporation may prospectively amend, modify or revoke the provisions of this Section concerning indemnification.

         Section 6.6 Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 6 are not exclusive of any other rights that a party entitled to indemnification may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, the articles of incorporation, these bylaws or otherwise.

         Section 6.7 Advancement of Expenses. The corporation will, from time to time, reimburse or advance to any party entitled to indemnification the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the corporation, in advance of the final disposition of such proceeding; provided that, if then required by Nevada law, the expenses incurred by or on behalf of such indemnified party may be paid in advance of the final disposition of a proceedings only upon receipt by the corporation of an undertaking by or on behalf of such indemnified party to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the party is not entitled to be indemnified for such expenses.

         Section 6.8 Certain Waivers. Each party entitled to indemnification under this Section expressly and unconditionally waives, in connection with any suit, action or proceeding brought by such party concerning indemnification under this Section, any and every right such person may have to: (a) injunctive relief; (b) a trial by jury; (c) interpose any counterclaim; and (d) have such

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

suit, action or proceeding consolidated with any other or separate suit, action or proceeding. Nothing in this Section prevents or prohibits the corporation from instituting or maintaining a separate action against any party who asserts a claim for indemnification under this Section.

         Section 6.9 Governing Law. This indemnity provision and the rights and obligations of the parties under this Section will in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Nevada applicable to the interpretation, construction and enforcement of indemnities (without giving effect to Nevada's principles of conflicts of law).

         Section 6.10 Submission to Jurisdiction. Each party who asserts a claim for indemnification under this Section irrevocably submits to the jurisdiction of and venue in of any Nevada state court or United States District Court sitting in the county in Nevada where the corporation's registered office is located, over any suit, action or proceeding arising from or relating to indemnification under this Section, and agrees that any suit, action or proceeding concerning or relating to a claim for indemnification under this Section will be commenced and maintained in such court. Each such party agrees and consents that, in addition to any other methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to such person at his or her respective address, and such service will be complete five (5) days after mailing.

7.       Execution of Instruments; Loans; Checks and Endorsements; Deposits;
Proxies.

         Section 7.1 Execution of Instruments. The president or any vice president will have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these bylaws or where the execution and delivery thereof will be expressly delegated by the board of directors to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee will have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         Section 7.2 Loans. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the Nevada statutes.

                  No loans may be contracted on behalf of the corporation and no evidence of indebtedness may be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         Section 7.3 Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidence of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments may be signed or endorsed by such officers or agents of the corporation as are from time to time be determined by resolution of the board of directors, which resolution may provide for the use of facsimile signatures.



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

         Section 7.4 Deposits. All funds of the corporation not otherwise employed will be deposited from time to time to the corporation's credit in such banks or other depositories as will from time to time be determined by resolution of the board of directors, which resolution may specify the officers or agents of the corporation who will have the power, and the manner in which such power will be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

         Section 7.5 Proxies. Unless otherwise provided by resolution adopted by the board of directors, the president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity or to consent in writing in the name of the corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

         Section 7.6 Contracts. The board of directors may authorize any officer or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8.       Miscellaneous.

         Section 8.1 Waivers of Notice. Whenever notice is required by the Nevada statutes, by the articles of incorporation or by these bylaws, a waiver of the notice in writing signed by the director, shareholder or other person entitled to notice, whether before, after or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, will be equivalent to such notice.

         Section 8.2 Seal. The corporation may adopt a corporate seal and, if adopted, it will have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced or by causing the word [SEAL], in brackets, to appear where the seal is required to be impressed or affixed.

         Section 8.3 Fiscal Year. The fiscal year of the corporation will be as established by the board of directors.

         Section 8.4 Amendments. The board of directors has the power to alter, amend or repeal the bylaws or adopt new bylaws of the corporation at any regular meeting of the board or at


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

any special meeting called for that purpose, by a vote of at least two-thirds of the board of directors. Any change so made to the bylaws is subject to repeal or change by action of the shareholders.

         Section 8.5 Emergency Bylaws. Subject to repeal or change, by action of the shareholders, the board of directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the Nevada statutes.


         I certify that these bylaws were adopted by the board of directors by written consent on July 17, 1997 to be effective as of June 30, 1997.



                                               By:        /s/
                                                  ------------------------------
                                                   A. Frans Heideman
                                                   President/Assistant Secretary



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